1st Mariner Bancorp Issues Amended Fourth Quarter 2012 Earnings Release

Baltimore, MD (April 2, 2013) – 1st Mariner Bancorp (OTCBB: FMAR), parent company of 1st Mariner Bank, today issued a correction to its previously issued press release announcing earnings for the quarter and year ended December 31, 2012. This corrected earnings release reduces non-interest income by $892 thousand for the year ended December 31, 2012. The reduction in non-interest income is related to adjustments on the gains on sales of mortgage loans and on the mark to market accounting of the related warehouse loans. The reduction of this gain was not reported in the Company’s initial earnings release that was issued on January 31, 2013, and was corrected by the Company in connection with the preparation of its audited financial statements for the year ended December 31, 2012. An amended earnings release reflecting these changes is presented in its entirety below:

1st Mariner Bancorp, parent company of 1st Mariner Bank, reported net income of $0.7 million for the fourth quarter of 2012, compared to a net loss of $4.0 million for the fourth quarter of 2011. For the year ended December 31, 2012, the Company reported net income of $16.1 million compared to a loss of $30.2 million for the year ended December 31, 2011.

Mark A. Keidel, 1st Mariner’s Chief Executive Officer, said, “2012 was a year of significant accomplishments for 1st Mariner. Our overall financial results were substantially improved and reflect the year’s robust mortgage banking activities, lower charges relating to problem assets as well as our operational efficiency initiatives. Importantly, we also increased our level of non CD deposits.”

Mr. Keidel added, “During the year, we originated a record $2.5 billion in gross origination volume for residential mortgages which produced over $50.5 million in non-interest income. Additionally our net charge offs in 2012 decreased just under $10 million while our cost of foreclosed properties declined $1.3 million.   Also during 2012, we continued to identify opportunities for improvements in operational performance. Among these improvements was the consolidation of over 46,000 square feet of office space as well as the successful conversion of our core data processing system.”

Mr. Keidel continued, “Our improved profitability has increased our regulatory capital ratios, but these ratios remain below the levels required by regulatory orders and we continue to work diligently to increase capital to levels required in our regulatory agreements in the future. We are in the process of evaluating the effectiveness of certain branches in our network and will consolidate three branches during 2013, as the needs of our customers are evolving and many are utilizing online, mobile and remote banking in lieu of physical branch locations. ”

Net interest income for the fourth quarter of 2012 was $9.0 million compared to $7.6 million in the fourth quarter of 2011. The increase was due to higher balances of mortgage loans held for sale. The average balance of residential mortgage loans held for sale was $404.3 million for the fourth quarter of 2012 compared to $162.7 million for the fourth quarter of 2011. For the three months ended December 31, 2012, the average rate earned on residential mortgage warehouse loans was 3.85% and for the three months ended December 31, 2011, the rate was 3.92%. The average interest rate earned on all loans was 5.44% for the three months ended December 31, 2012 compared to 5.46% for the three months ended December 31, 2011. Interest expense on deposits was $3.1 million for the three months ended December 31, 2012 compared to $3.4 million for the three months ended December 31, 2011. The average rate paid on deposits decreased to 1.17% for the three months ended December 31, 2012, down from 1.47% for the three months ended December 31, 2011. This was due to higher rate certificates of deposit maturing during the year and being replaced with lower rate products.

Gross interest income was $13.0 million for the three months ended December 31, 2012 versus $12.0 million in the same period of 2011. The average yield on earning assets decreased to 4.61% for the three months ended December 31, 2012 compared to 4.96% for the three months ended December 31, 2011. Total average earning assets were $1.1 billion and $954.2 million for the three months ended December 31, 2012 and 2011, respectively. The growth in the volume of residential mortgage loans held for sale contributed to the overall increase in interest income for the three months ended December 31, 2012. However, this also caused the average rate on earning assets to decrease as the asset mix was concentrated more in lower yield residential mortgages and less on higher yield commercial loans.

For the year ended December 31, 2012, net interest income was $31.9 million compared to $28.2 million for the year ended December 31, 2011. The net interest margin was 3.14% for the year ended December 31, 2012 versus 3.03% for the same period in 2011. The increase was due to the higher volume of residential mortgage loans held for sale and lower interest rates paid on deposits. The average interest rate paid on deposits was 1.25% for the year ended December 31, 2012 versus 1.68% for the year ended December 31, 2011. Interest expense on deposits was $12.0 million for the year ended December 31, 2012 compared to $15.7 million for the year ended December 31, 2011.

Gross interest income was $47.7 million for the year ended December 31, 2012 versus $47.5 million in the same period of 2011. Total average earning assets were $1.0 billion and $929.8 million for the years ended December 31, 2012 and 2011, respectively. Average portfolio loans were $661.9 million for the year ended December 31, 2012 versus $753.3 million for the year ended December 31, 2011. Average residential mortgage loans held for sale were $277.0 million for the year ended December 31, 2012 compared to $89.8 million for the year ended December 31, 2011.

The provision for loan losses was $2.0 million for the three months ended December 31, 2012 versus $2.8 million for the three months ended December 31, 2011. Net charge-offs were $2.7 million for the three months ended December 31, 2012, a 13% decrease from the $3.1 million for the three months ended December 31, 2011. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $2.9 million for the three months ended December 31, 2012 compared to $1.2 million for the three months ended December 31, 2011. The increase was primarily due to a decline in appraised value on certain foreclosed properties. Combined credit- related costs (provision for loan losses and costs of foreclosed properties) amounted to $4.9 million for the three months ended December 31, 2012 versus $4.0 million for the three months ended December 31, 2011.

The provision for loan losses was $2.6 million for the year ended December 31, 2012 compared to $14.3 million for the year ended December 31, 2011. Net charge offs for the year ended December 31, 2012 were $4.9 million, a significant decrease from the $14.6 million incurred during the year ended December 31, 2011. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $6.5 million for the year ended December 31, 2012 versus $7.8 million recorded for the year ended December 31, 2011. Combined credit- related costs amounted to $9.1 million for the year ended December 31, 2012 compared to $22.1 million for the year ended December 31, 2011. As of December 31, 2012, the non-performing assets were $56.5 million, a 7% improvement over the $62.0 million of non-performing assets as of December 31, 2011.

Non-interest income was $16.0 million for the three months ended December 31, 2012. This is a 107% increase over the $7.7 million that was reported in the fourth quarter of 2011. Gross revenue from the mortgage banking activities was the reason for the increase, with $14.2 million recorded in the quarter ended December 31, 2012 versus $5.7 million in the quarter ended December 31, 2011. For the three months ended December 31, 2012, gross mortgage loan production volume was $742 million compared to $408 million for the three months ended December 31, 2011.

For the year ended December 31, 2012, non-interest income was $55.5 million, which is a $32.3 million improvement over the $23.2 million recorded in the year ended December 31, 2011. Increased gross mortgage banking revenue was the primary reason for the increase. For the year ended December 31, 2012, the gross revenue from mortgage banking activities was $49.7 million, a significant increase over the $13.6 million that was recorded in the year ended December 31, 2011. Mortgage loan production volume was $2.5 billion for the year ended December 31, 2012 versus $1.1 billion for the year ended December 31, 2011. In addition to the higher volume, the company experienced increased spreads on loans sold.

Non-interest expenses were $21.9 million for the three months ended December 31, 2012 compared to $17.1 million for the three months ended December 31, 2011. There were reductions in occupancy expense due to office consolidation and the sublet of remaining office space. Occupancy expenses were $2.1 million for the three months ended December 31, 2012 compared to $2.2 million for the three months ended December 31, 2011. Professional fees related to regulatory compliance, loan workouts, and efforts related to increasing capital levels were $2.2 million for the three months ended December 31, 2012 versus $2.8 million for the three months ended December 31, 2011. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $2.9 million for the three months ended December 31, 2012 compared to $1.2 million for the three months ended December 31, 2011. Amounts paid for FDIC insurance premiums remained high with $1.1 million incurred in the three months ended December 31, 2012 and $895 thousand incurred in the three months ended December 31, 2011. Corporate insurance expense increased as the renewal rates increased beginning in the third quarter. For the three months ended December 31, 2012 corporate insurance expense was $852 thousand compared to $526 thousand for the three months ended December 31, 2011.

For the year ended December 31, 2012, non-interest expenses were $68.6 million versus $68.0 million for the year ended December 31, 2011. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $6.5 million for the year ended December 31, 2012 versus $7.8 million recorded for the year ended December 31, 2011. FDIC insurance premiums remained high with $4.3 million incurred in the years ended December 31, 2012 and 2011. Corporate insurance increased during the quarter as the renewal premiums became effective in August. Corporate insurance expense was $2.4 million for the year ended December 31, 2012 compared to $1.6 million for the year ended December 31, 2011.

Comparing balance sheet data as of December 31, 2012 and 2011, total assets increased 17% to $1.38 billion, from the prior year’s $1.18 billion. The increase is due to a $221.3 million increase in loans held for sale that resulted from the high level of mortgage banking activity.

-
Average earning assets were $1.1 billion for the fourth quarter of 2012, which was a 17% increase over the fourth quarter 2011 balance of $954.2 million. The increase was due to higher average loans held for sale that resulted from the higher mortgage banking activity.

-
Total loans outstanding were $610.4 million as of December 31, 2012, down 13% from the $701.8 million reported in the prior year. This was due to loan maturities, loan sales, and reduced portfolio loan production.

-
Total loans held for sale were $404.3 million as of December 31, 2012, an increase of 121% over the $183.0 million held for sale as of December 31, 2011. The increase was due to the high mortgage division production achieved during the year ended December 31, 2102. For the year ended December 31, 2012, gross mortgage loan production volume was $2.5 billion.

-
The allowance for loan losses as of December 31, 2012 was $11.4 million, a decrease of 17% over the prior year’s $13.8 million. The decrease was due to lower loan balances as of December 31, 2012 and lower charge offs during the year. The allowance for loan losses as a percentage of total loans was 1.87% as of December 31, 2012, compared to 1.97% as of December 31, 2011.

-
Total deposits increased 17% from $1.01 billion as of December 31, 2011 to $1.19 billion as of December 31, 2012. Money market and NOW accounts increased $27.3 million, from $131.1 million as of December 31, 2011 to $158.4 million as of December 31, 2012. Savings accounts increased $5.7 million from $55.0 million as of December 31, 2011 to $60.7 million as of December 31, 2012. Certificates of deposit were $857.7 million as of December 31, 2012, representing an increase of $129.3 million, or 15.1%, from the $728.4 million as of December 31, 2011.

-	As of December 31, 2012, 1st Mariner Bank’s capital ratios were as follows: Total Risk Based Capital 7.3%; Tier 1 Risk Based Capital 6.1%; and Leverage 3.8%.

1st Mariner Bancorp is a bank holding company with total assets of $1.38 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, operates 21 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland, the Eastern Shore of Maryland, and portions of Northern Virginia. 1st Mariner also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is quoted on the OTC Bulletin Board under the symbol “FMAR”. 1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth).  Greater detail regarding these factors is provided in the forward looking statements and Risk Factors sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s Quarterly Reports on Form 10-Q for the nine months ended September 30, 2012 the six months ended June 30,2012, and the three months ended March 31, 2012. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

Contact:
Kevin O’Keefe
Weber Shandwick
410-558-2102

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended December 31,
	2012	2011	$ Change	% Change

Summary of Earnings:
Net interest income	$8,975	$7,589	1,386	18%
Provision for loan losses	2,000	2,750	(750)	-27%
Noninterest income	15,992	7,722	8,270	107%
Noninterest expense	21,900	17,142	4,758	28%
Net income/(loss) before income taxes	1,067	(4,581)	5,648	123%
Income tax expense/(benefit)	368	(606)	974	161%
Net income/(loss)	699	(3,975)	4,674	118%

Profitability and Productivity:
Net interest margin	3.17%	3.13%	-	1%
Net overhead ratio	1.77%	3.14%	-	-44%
Efficiency ratio	87.72%	111.96%	-	22%
Mortgage loan production	742,065	407,580	334,485	82%
Average deposits per branch	56,516	46,125	10,390	23%

Per Share Data:
Basic earnings per share	$0.04	$(0.21)	0.25	118%
Diluted earnings per share	$0.04	$(0.21)	0.25	118%
Book value per share	$(0.44)	$(1.35)	0.90	67%
Number of shares outstanding	18,860,482	18,860,482	-	0%
Average basic number of shares	18,860,482	18,860,482	-	0%
Average diluted number of shares	18,860,482	18,860,482	-	0%

Summary of Financial Condition:
At Period End:
Assets	$1,377,529	$1,179,017	198,512	17%
Investment Securities	57,676	22,682	34,994	154%
Loans	610,396	701,751	(91,355)	-13%
Deposits	1,186,830	1,014,760	172,070	17%
Borrowings	179,049	173,747	5,302	3%
Stockholders' equity	(8,372)	(25,412)	17,040	67%

Average for the period:
Assets	$1,323,303	$1,188,326	134,977	11%
Investment Securities	46,855	21,771	25,084	115%
Loans	633,135	724,837	(91,702)	-13%
Deposits	1,138,580	1,028,486	110,094	11%
Borrowings	174,452	168,898	5,554	3%
Stockholders' equity	(6,151)	(23,580)	17,429	-74%

Capital Ratios at period end: First Mariner Bank
Leverage	3.8%	3.0%	-	27%
Tier 1 Capital to risk weighted assets	6.1%	4.2%	-	45%
Total Capital to risk weighted assets	7.3%	5.5%	-	33%

Asset Quality Statistics and Ratios:
Net (recoveries) / charge offs	2,662	3,061	(399)	-13%
Non-performing assets	56,518	61,913	(5,395)	-9%
Loans past due 90 days or more and accruing	222	6,316	(6,094)	-96%
Annualized net chargeoffs to average loans	1.67%	1.68%	-	0%
Non-performing assets to total assets	4.10%	5.25%	-	-22%
90 Days or more delinquent loans to total loans	0.04%	0.90%	-	-96%
Allowance for loan losses to total loans	1.87%	1.97%	-	-5%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the years ended December 31,
	2012	2011	$ Change	% Change
Summary of Earnings:
Net interest income	$31,946	$28,182	$3,764	13%
Provision for loan losses	2,572	14,330	(11,758)	-82%
Noninterest income	55,486	23,249	32,237	139%
Noninterest expense	68,580	67,951	629	1%
Net income/(loss) before income taxes	16,280	(30,850)	47,130	-153%
Income tax expense/(benefit)	163	(606)	769	-127%
Net income/(loss)	16,117	(30,244)	46,361	-153%

Profitability and Productivity:
Net interest margin	3.14%	3.03%	-	4%
Net overhead ratio	1.06%	3.70%	-	-71%
Efficiency ratio	78.44%	132.12%	-	-41%
Mortgage loan production	2,516,461	1,098,513	1,417,948	129%
Average deposits per branch	56,516	46,125	10,390	23%

Per Share Data:
Basic earnings per share	$0.85	$(1.62)	2.47	-153%
Diluted earnings per share	$0.85	$(1.62)	2.47	-153%
Book value per share	$(0.44)	$(1.35)	0.90	-67%
Number of shares outstanding	18,860,482	18,860,482	-	0%
Average basic number of shares	18,860,482	18,693,779	166,703	1%
Average diluted number of shares	18,860,482	18,693,779	166,703	1%

Summary of Financial Condition:
At Period End:
Assets	$1,377,529	$1,179,017	198,512	17%
Investment Securities	57,676	22,682	34,994	154%
Loans	610,396	701,751	(91,355)	-13%
Deposits	1,186,830	1,014,760	172,070	17%
Borrowings	179,049	173,747	5,302	3%
Stockholders' equity	(8,372)	(25,412)	17,040	-67%

Average for the period:
Assets	$1,231,122	$1,209,548	21,574	2%
Investment Securities	35,900	42,333	(6,433)	-15%
Loans	661,996	753,299	(91,303)	-12%
Deposits	1,058,091	1,037,726	20,365	2%
Borrowings	173,477	169,496	3,981	2%
Stockholders' equity	(15,574)	(10,950)	(4,624)	42%

Capital Ratios at period end: First Mariner Bank
Leverage	3.8%	3.0%	-	27%
Tier 1 Capital to risk weighted assets	6.1%	4.2%	-	45%
Total Capital to risk weighted assets	7.3%	5.5%	-	33%

Asset Quality Statistics and Ratios:
Net Chargeoffs	4,939	14,644	(9,705)	-66%
Non-performing assets	56,518	61,913	(5,395)	-9%
Loans past due 90 days or more and accruing	222	6,316	(6,094)	-96%
Annualized net chargeoffs to average loans	0.75%	1.94%	-	-62%
Non-performing assets to total assets	4.10%	5.25%	-	-22%
90 Days or more delinquent loans to total loans	0.04%	0.90%	-	-96%
Allowance for loan losses to total loans	1.87%	1.97%	-	-5%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of December 31,
	2012	2011	$ Change	% Change
Assets:
Cash and due from banks	$169,225	$104,204	65,021	62%
Interest-bearing deposits	16,556	44,585	(28,029)	-63%
Available-for-sale investment securities, at fair value	57,676	22,682	34,994	154%
Loans held for sale	404,289	182,992	221,297	121%
Loans receivable	610,396	701,751	(91,355)	-13%
Allowance for loan losses	(11,434)	(13,801)	2,367	-17%
Loans, net	598,962	687,950	(88,988)	-13%
Real estate acquired through foreclosure	18,058	25,235	(7,177)	-28%
Restricted stock investments, at cost	7,099	7,085	14	0%
Premises and equipment, net	37,651	38,278	(627)	-2%
Accrued interest receivable	4,387	4,025	362	9%
Bank owned life insurance	38,601	37,478	1,123	3%
Prepaid expenses and other assets	25,025	24,503	522	2%
Total Assets	$1,377,529	$1,179,017	198,512	17%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$1,186,830	$1,014,760	172,070	17%
Borrowings	126,981	121,679	5,302	4%
Junior subordinated deferrable interest debentures	52,068	52,068	-	0%
Accrued expenses and other liabilities	20,022	15,922	4,100	26%
Total Liabilities	1,385,901	1,204,429	181,472	15%

Stockholders' Equity
Common Stock	939	939	-	0%
Additional paid-in-capital	79,872	80,125	(253)	0%
Retained Deficit	(87,337)	(103,454)	16,117	16%
Accumulated other comprehensive loss	(1,846)	(3,022)	1,176	39%
Total Stockholders' Equity	(8,372)	(25,412)	17,040	67%
Total Liabilities and Stockholders' Equity	$1,377,529	$1,179,017	198,512	17%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the year
	ended December 31,		ended December 31,
	2012	2011	2012	2011
Interest Income:
Loans	$12,637	$11,635	$46,281	$45,502
Investments and interest-bearing deposits	390	354	1,453	2,005
Total Interest Income	13,027	11,989	47,734	47,507

Interest Expense:
Deposits	3,105	3,446	11,962	15,663
Borrowings	947	954	3,826	3,662
Total Interest Expense	4,052	4,400	15,788	19,325

Net Interest Income Before Provision for Loan Losses	8,975	7,589	31,946	28,182

Provision for Loan Losses	2,000	2,750	2,572	14,330

Net Interest Income After Provision for Loan Losses	6,975	4,839	29,374	13,852

Noninterest Income:
Total other-than-temporary impairment ("OTTI") charges	192	22	273	(305)
Less: Portion included in other comprehensive income	(192)	(42)	(733)	(533)
Net OTTI charges on securities available for sale	-	(20)	(460)	(838)
Mortgage banking revenue	14,232	5,653	49,682	13,595
ATM Fees	550	732	2,617	3,046
Service fees on deposits	636	751	2,563	2,945
Gain on sale of securities available for sale	-	(23)	-	758
Gain / (loss) on sale of assets	-	(4)	(1,271)	-
Commissions on sales of nondeposit investment products	45	90	256	437
Income from bank owned life insurance	269	307	1,122	1,291
Other	260	236	977	2,015
Total Noninterest Income	15,992	7,722	55,486	23,249

Noninterest Expense:
Salaries and employee benefits	6,970	5,517	24,408	23,520
Occupancy	2,097	2,220	8,440	8,627
Furniture, fixtures and equipment	389	378	1,407	1,735
Professional services	2,196	2,756	4,281	6,498
Advertising and marketing	1,099	948	1,708	1,418
Data processing	341	392	1,578	1,629
ATM servicing expenses	190	211	868	866
Costs of other real estate owned	2,946	1,154	6,485	7,789
FDIC insurance premiums	1,124	895	4,255	4,285
Service and maintenance	904	615	2,703	2,487
Corporate insurance	852	526	2,423	1,595
Other	2,792	1,530	10,024	7,502
Total Noninterest Expense	21,900	17,142	68,580	67,951

Net income/(loss) before income taxes	1,067	(4,581)	16,280	(30,850)
Income tax expense/(benefit)	368	(606)	163	(606)

Net income/(loss)	$699	$(3,975)	$16,117	$(30,244)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended December 31,
	2012		2011
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$47,445	5.45%	$58,314	5.16%
Commercial Mortgages	286,684	6.07%	333,153	5.98%
Commercial Construction	49,938	5.57%	54,327	5.75%
Consumer Residential Construction	18,709	4.92%	18,857	3.38%
Residential Mortgages	111,928	5.47%	122,786	5.56%
Consumer	118,431	3.93%	137,400	4.40%
Total Loans	633,135	5.44%	724,837	5.46%

Loans held for sale	404,296	3.85%	162,695	3.92%
Trading and available for sale securities, at fair value	46,855	2.85%	21,771	5.04%
Interest bearing deposits	28,619	0.79%	37,905	0.85%
Restricted stock investments, at cost	6,882	0.00%	7,006	0.00%

Total earning assets	1,119,787	4.61%	954,214	4.96%

Allowance for loan losses	(12,643)		(15,039)
Cash and other non earning assets	216,159		249,151

Total Assets	$1,323,303		$1,188,326

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	4,512	0.33%	5,674	0.98%
Savings deposits	58,990	0.19%	55,900	0.19%
Money market deposits	150,200	0.58%	124,132	0.52%
Time deposits	821,506	1.31%	742,756	1.73%
Total interest bearing deposits	1,035,208	1.17%	928,462	1.47%

Borrowings	174,452	2.16%	168,898	2.24%

Total interest bearing liabilities	1,209,660	1.33%	1,097,360	1.59%

Noninterest bearing demand deposits	103,372		100,024
Other liabilities	16,422		14,522
Stockholders' Equity	(6,151)		(23,580)

Total Liabilities and Stockholders' Equity	$1,323,303		$1,188,326

Net Interest Spread		3.27%		3.37%

Net Interest Margin		3.17%		3.13%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the years ended December 31,
	2012		2011
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$50,855	5.30%	$63,433	5.36%
Commercial Mortgages	301,916	5.96%	337,955	6.14%
Commercial Construction	52,365	5.64%	55,698	5.69%
Consumer Residential Construction	17,362	4.53%	22,851	4.56%
Residential Mortgages	115,414	5.43%	130,885	5.30%
Consumer	124,084	4.24%	142,477	4.49%
Total Loans	661,996	5.43%	753,299	5.53%

Loans held for sale	276,959	3.73%	89,812	4.25%
Trading and available for sale securities, at fair value	35,900	3.38%	42,333	3.70%
Interest bearing deposits	34,711	0.69%	37,328	1.17%
Restricted stock investments, at cost	6,947	0.00%	7,036	0.00%

Total earning assets	1,016,513	4.70%	929,808	5.11%

Allowance for loan losses	(13,389)		(14,657)
Cash and other non earning assets	227,998		294,397

Total Assets	$1,231,122		$1,209,548

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	5,567	0.83%	6,182	0.27%
Savings deposits	58,453	0.43%	57,450	0.19%
Money market deposits	138,764	0.55%	127,584	0.56%
Time deposits	753,580	1.45%	743,309	1.99%
Total interest bearing deposits	956,364	1.25%	934,525	1.68%

Borrowings	173,477	2.21%	169,496	2.16%

Total interest bearing liabilities	1,129,841	1.40%	1,104,021	1.75%

Noninterest bearing demand deposits	101,727		103,201
Other liabilities	15,128		13,276
Stockholders' Equity	(15,574)		(10,950)

Total Liabilities and Stockholders' Equity	$1,231,122		$1,209,548

Net Interest Spread		3.30%		3.36%

Net Interest Margin		3.14%		3.03%